Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
Third Quarter 2003 Results

- Company Reports Funds from Operations of $1.06 Per Share (Diluted), Up 8%, and
Net Income Available to Common Stockholders of $1.00 Per Share (Diluted),
Up 117%, for Third Quarter 2003 Over Third Quarter 2002 -

Highlights

  Third Quarter 2003 Funds from Operations (FFO) of $1.06 Per Share (Diluted)
  Third Quarter 2003 Total Revenues Up 11%, FFO Up 13% and FFO Per Share (Diluted) Up 8% Over Third Quarter 2002
  Third Quarter 2003 Net Income Available to Common Stockholders of $1.00 Per Share (Diluted), Up 117% Over Third Quarter 2002
  Signed 20 Leases for 212,000 Square Feet of Space
  Closed $150 Million Five Year Unsecured Term Loan
  Renewed and Extended $440 Million Unsecured Credit Facility
  Closed Sale of 96,000 Square Foot Property in Eastern Massachusetts

PASADENA, CA. - November 5, 2003 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the quarter ended September 30, 2003.

For the third quarter of 2003, Alexandria reported FFO of $20,405,000, or $1.06 per share (diluted), on total revenues of $40,782,000, compared to FFO of $18,114,000, or 98 cents per share (diluted), on total revenues of $36,864,000 for the third quarter of 2002. Comparing the third quarter of 2003 to the third quarter of 2002, total revenues increased 11%, FFO increased 13% and FFO per share (diluted) increased 8%. FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of FFO to GAAP net income is included in the financial information accompanying this press release. Net income available to common stockholders for the third quarter of 2003 was $19,369,000, or $1.00 per share (diluted), compared to net income available to common stockholders of $8,530,000, or 46 cents per share (diluted), for the third quarter of 2002. Net income for the third quarter of 2003 includes a gain on sale of property aggregating $8,777,000. Net income available to common stockholders for the third quarter of 2003 before the gains and losses on sales of property and the loss on early extinguishment of debt was $10,592,000, or 55 cents per share (diluted), compared to $9,532,000, or 51 cents per share (diluted), an 8% increase on a per share basis over the third quarter of 2002.

(more)

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2003 RESULTS

For the nine months ended September 30, 2003, Alexandria reported FFO of $60,330,000, or $3.14 per share (diluted), on total revenues of $121,453,000, compared to FFO of $50,602,000, or $2.90 per share (diluted), on total revenues of $105,377,000 for the nine months ended September 30, 2002. Net income available to common stockholders for the nine months ended September 30, 2003 was $39,618,000, or $2.06 per share (diluted), as compared to $24,224,000, or $1.39 per share (diluted), for the nine months ended September 30, 2002. Net income available to common stockholders for the nine months ended September 30, 2003 before the gains and losses on sales of property and the loss on early extinguishment of debt was $31,296,000, or $1.63 per share (diluted), compared to $25,226,000, or $1.44 per share (diluted), a 13% increase on a per share basis over the nine months ended September 30, 2002.

The Company announced that it had signed a total of 20 leases during the third quarter for approximately 212,000 square feet of space at 15 different properties (excluding 14 month-to-month leases for approximately 62,000 square feet which were effective during the quarter). Of this total, approximately 65,000 square feet were for redeveloped, developed or previously vacant space at eight properties, approximately 39,000 square feet of which were delivered from the Company's redevelopment or development programs, with the remaining approximately 26,000 square feet for previously vacant space. The remaining approximately 147,000 square feet were for new or renewal leases related to previously leased space. Rental rates for new or renewal leases were on average approximately 20% higher than expiring leases. For the nine months ended September 30, 2003, the Company signed a total of 49 leases for approximately 444,000 square feet of space at 26 different properties (excluding month-to- month leases). Of this total, approximately 162,000 square feet were for redeveloped, developed or previously vacant space at 17 properties, of which approximately 95,000 square feet were delivered from the Company's redevelopment or development programs. The remaining 282,000 square feet were for new or renewal space with rental rates on average approximately 4% higher than expiring leases. Excluding one lease for approximately 21,000 square feet in the San Francisco Bay market, rental rates for new or renewal leases for the nine months period were on average approximately 12% higher than expiring rates.

The Company announced that it closed a $150 million unsecured term loan in November 2003, which loan matures in November 2008. Proceeds from the term loan were used to pay down outstanding borrowings on the Company's unsecured credit facility.

The Company also announced that it closed on the early renewal and extension of its $440 million unsecured credit facility in November 2003, which facility matures in November 2006. The Company has the right to extend the facility for an additional one year at its option.

The Company announced the closing of the sale in August 2003 of an office/laboratory property containing approximately 96,000 square feet in Eastern Massachusetts at a gain of approximately $8.8 million.

Based on the Company's current view of existing market conditions and certain assumptions, the Company has updated its prior earnings guidance:

	2003	2004
Fully diluted net income per common share *	$2.20	$2.70
Fully diluted FFO per common share	$4.23	$4.55
* excludes gains or losses on sales

(more)

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2003 RESULTS

Alexandria Real Estate Equities, Inc. is a publicly traded real estate operating company principally focused on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product and service companies, not-for-profit scientific research institutions, universities and related government agencies. Alexandria's portfolio currently consists of 87 properties comprising approximately 5.6 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                     Three Months    Three Months     Nine Months     Nine Months
                                                         Ended           Ended           Ended           Ended
                                                     Sept. 30, 2003  Sept. 30, 2002  Sept. 30, 2003  Sept. 30, 2002
                                                     --------------  --------------  --------------  --------------
Income statement data
Total revenues                                      $       40,782  $       36,864  $      121,453  $      105,377

Expenses
  Rental operations                                          8,463           8,255          25,596          21,811
  General and administrative                                 3,568           3,203          10,661           9,984
  Interest                                                   6,532           5,726          19,915          18,602
  Depreciation and amortization                              9,813           8,334          29,034          24,642
  Loss on early extinguishment of debt (3)                      --           1,002              --           1,002
                                                     --------------  --------------  --------------  --------------
                                                            28,376          26,520          85,206          76,041

Income from continuing operations                           12,406          10,344          36,247          29,336

Income from discontinued operations                          9,188             411          10,045           1,242
                                                     --------------  --------------  --------------  --------------
Net income                                                  21,594          10,755          46,292          30,578

Dividends on preferred stock                                 2,225           2,225           6,674           6,354
                                                     --------------  --------------  --------------  --------------
Net income available to common stockholders         $       19,369  $        8,530          39,618          24,224
                                                     ==============  ==============  ==============  ==============
Weighted average shares of
   common stock outstanding
    -Basic                                              19,023,162      18,329,443      18,957,609      17,169,003
                                                     ==============  ==============  ==============  ==============
    -Diluted                                            19,276,932      18,556,300      19,191,021      17,463,727
                                                     ==============  ==============  ==============  ==============

Basic income per common share
   Income from continuing operations                $         0.65  $         0.56  $         1.91  $         1.71
                                                     ==============  ==============  ==============  ==============
   Income from discontinued operations              $         0.48  $         0.02  $         0.53  $         0.07
                                                     ==============  ==============  ==============  ==============
   Net income                                       $         1.14  $         0.59  $         2.44  $         1.78
                                                     ==============  ==============  ==============  ==============
   Net income available to common stockholders      $         1.02  $         0.47  $         2.09  $         1.41
                                                     ==============  ==============  ==============  ==============
Diluted income per common share
   Income from continuing operations                $         0.64  $         0.56  $         1.89  $         1.68
                                                     ==============  ==============  ==============  ==============
   Income from discontinued operations              $         0.48  $         0.02  $         0.52  $         0.07
                                                     ==============  ==============  ==============  ==============
   Net income                                       $         1.12  $         0.58  $         2.41  $         1.75
                                                     ==============  ==============  ==============  ==============
   Net income available to common stockholders      $         1.00  $         0.46  $         2.06  $         1.39
                                                     ==============  ==============  ==============  ==============

(Continued on next page)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                      Three Months    Three Months     Nine Months     Nine Months
                                                          Ended           Ended           Ended           Ended
                                                     Sept. 30, 2003   Sept. 30, 2002  Sept. 30,2003  Sept. 30, 2002
                                                     --------------  --------------  --------------  --------------
Funds from operations (1)

Net income                                          $       21,594  $       10,755  $       46,292  $       30,578
Add
   Depreciation and amortization (2)                         9,813           8,582          29,034          25,376
   Loss on early extinguishment of debt (3)                     --           1,002              --           1,002
Subtract
   Dividends on preferred stock                             (2,225)         (2,225)         (6,674)         (6,354)
   Gain/loss on sales of property (4)                       (8,777)              --         (8,322)              --
                                                     --------------  --------------  --------------  --------------
Funds from operations (FFO)                         $       20,405  $       18,114  $       60,330  $       50,602
                                                     ==============  ==============  ==============  ==============
FFO per common share
   -Basic                                           $         1.07  $         0.99  $         3.18  $         2.95
                                                     ==============  ==============  ==============  ==============
   -Diluted                                         $         1.06  $         0.98  $         3.14  $         2.90
                                                     ==============  ==============  ==============  ==============

Reconciliation of net income available to common
   stockholders per share (diluted) to FFO per
   common share (diluted)
Net income available to common stockholders per
   share (diluted)                                  $         1.00  $         0.46  $         2.06  $         1.39
                                                     ==============  ==============  ==============  ==============
Depreciation and amortization per common share (2)  $         0.51  $         0.46  $         1.51  $         1.45
                                                     ==============  ==============  ==============  ==============
Loss on early extinguishment of debt
   per common share (3)                             $           --  $         0.05  $           --  $         0.06
                                                     ==============  ==============  ==============  ==============
Gain/loss on sales of property per common share (4) $        (0.46) $            -- $        (0.43) $            --
                                                     ==============  ==============  ==============  ==============
FFO per common share (diluted)                      $         1.06  $         0.98  $         3.14  $         2.90
                                                     ==============  ==============  ==============  ==============

                                                             As of          As of
                                                       Sept. 30, 2003   Sept. 30, 2002
Balance sheet data                                      --------------  --------------
  Rental properties, net                                  $   942,794     $   911,971
  Total assets                                            $ 1,211,145     $ 1,079,325
  Total liabilities                                       $   709,783     $   592,706
  Stockholders' equity                                    $   501,362     $   486,619

  GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the mis-correlation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of funds from operations ("FFO"). Since its introduction, FFO has become a widely used non- GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper"), which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

  Includes depreciation and amortization on assets held for sale reflected as discontinued operations (for the periods prior to when such assets were designated as held for sale).

  Pursuant to SFAS 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections", in 2003 we reclassified the 2002 loss on early extinguishment of debt to continuing operations. In 2002, this loss was classified as an extraordinary item as previously required under SFAS 4, "Reporting Gains and Losses from Extinguishment of Debt". FFO for the three and nine months ended September 30, 2002 has been adjusted for this loss to maintain comparability to previously reported FFO.

  Gain/loss on sales of property relates to the disposition of a property in the Eastern Massachusetts market during the quarter ended September 30, 2003 and the disposition of a property in the San Francisco Bay market during the quarter ended March 31, 2003. Gain/loss on sales of property is included on the income statement in income from discontinued operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                               Quarterly Supplemental Financial Information

                                                                       For the Three Months Ended
                                                       9/30/2003   6/30/2003     3/31/2003   12/31/2002    9/30/2002
Operational data                                      -----------  -----------  -----------  -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    31,702       31,670       31,646       30,412       28,654
   Tenant recoveries                                       8,355        7,975        8,623        8,360        7,911
   Interest and other income                                 725          413          344          523          299
                                                      -----------  -----------  -----------  -----------  -----------
   Total                                             $    40,782       40,058       40,613       39,295       36,864
                                                      ===========  ===========  ===========  ===========  ===========

Funds from operations per share - diluted (b)        $      1.06         1.05         1.04         1.03         0.98
Dividends per share on common stock                  $      0.56         0.53         0.53         0.50         0.50
Dividend payout ratio (common stock)                        52.6%        50.5%        50.8%        48.4%        52.4%

                                                                            As of
                                                       9/30/2003   6/30/2003     3/31/2003   12/31/2002    9/30/2002
Other data                                            -----------  -----------  -----------  -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   19,161,756   19,058,773   19,006,223   18,973,957   18,969,425
Number of properties (c)
   Acquired/completed during period                           --           --            1            2            2
   Sold/reconstruction during period                          (1)          --           (2)          --           --
   Owned at end of period                                     87           88           88           89           87
Square feet (c)
   Acquired/completed during period                           --           --       51,340      158,336       98,497
   Sold/reconstruction during period                     (96,500)          --      (70,281)          --           --
   Owned at end of period                              5,623,466    5,719,966    5,719,966    5,738,907    5,580,571

  The historical results above exclude the results of assets held for sale which have been reflected as discontinued operations.
  The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the National Association of Real Estate Investment Trusts in April 2002 defines FFO as net income, computed in accordance with generally accepted accounting principles, excluding gains or (losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. See page 5 for a reconciliation of FFO for the current quarter to net income, the most directly comparable GAAP financial measure.
  Includes assets held for sale during the applicable periods such assets were held for sale. No such assets were held for sale as of September 30, 2003.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                        September 30, December 31,
                                                            2003          2002
                                                        ------------  ------------
Assets

  Rental properties, net                               $    942,794  $    976,422
  Properties under development                              143,287        68,386
  Cash and cash equivalents                                   3,225         3,790
  Tenant security deposits and other restricted cash          9,246         8,020
  Tenant receivables                                          1,821         2,641
  Deferred rent                                              29,967        26,063
  Other assets                                               80,805        73,921
                                                        ------------  ------------
     Total assets                                      $  1,211,145  $  1,159,243
                                                        ============  ============

Liabilities and stockholders' equity
  Secured notes payable                                $    321,316  $    276,878
  Unsecured line of credit                                  334,000       338,000
  Accounts payable, accrued expenses and tenant
   security deposits                                         41,883        47,118
  Dividends payable                                          12,584        11,394
                                                        ------------  ------------
     Total liabilities                                      709,783       673,390

     Total stockholders' equity                             501,362       485,853
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,211,145  $  1,159,243
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2003
(Dollars in thousands)
(Unaudited)

Principal Amortization/Maturities (1)
         Year              Amount
-----------------------  -----------
         2003           $     1,278
         2004                 9,415
         2005                28,370 (2)
         2006                25,571
         2007                15,123
      Thereafter            241,276
                         -----------
       Subtotal             321,033
  Unamortized Premium           283
                         -----------
         Total          $   321,316
                         ===========

Secured and Unsecured Debt Analysis

                                         Weighted Average    Weighted
                                    % of     Effective        Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   321,316     49.03%          7.06%    7.1 Years
Unsecured Debt          334,000     50.97%          2.75%(3) 1.8 Years
                     -----------   ------- --------------   -----------
Total Debt          $   655,316     100.00%        4.86%     4.4 Years
                     ===========   ======= ==============   ===========

Floating and Fixed Rate Debt Analysis

                                         Weighted Average    Weighted
                                    % of     Effective        Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   298,796     45.60%          7.37%    7.6 Years
Floating Rate Debt      356,520 (3) 54.40%          2.76%(3) 1.8 Years
                     -----------   ------- --------------   -----------
Total Debt          $   655,316    100.00%          4.86%    4.4 Years
                     ===========   ======= ==============   ===========

  Excludes the line of credit
  Of this amount, $22,520,000 represents the outstanding balance on a loan related to a property developed in the San Francisco Bay market, which has a maturity of January 2005, and may be extended, at the borrower's option, for an additional year.
  Floating rate debt is hedged by existing swap agreements (see page 9). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements
September 30, 2003
(Dollars in thousands)
(Unaudited)

                                        Notional    Interest
Transaction Dates   Effective Dates     Amounts   Pay Rates (1) Termination Dates
------------------ ------------------  ---------- ------------  -----------------
March 2002         December 31, 2002  $   50,000     5.364%     December 31, 2004

July 2002          January 1, 2003    $   25,000     3.855%     June 30, 2005

July 2002          January 1, 2003    $   25,000     3.865%     June 30, 2005

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

November 2002      June 1, 2003       $   25,000     3.115%     December 31, 2005

November 2002      June 1, 2003       $   25,000     3.155%     December 31, 2005

  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
September 30, 2003
(Dollars in thousands)

                                          Number of   Rentable    Annualized  Occupancy
                                         Properties  Square Feet  Base Rent  Percentages(2)
                                         ----------- -----------  ---------- --------------
Markets
California - Pasadena                             1      31,343  $      307        31.9%(1)
California - San Diego                           22     970,848      26,889        93.7%
California - San Francisco Bay                    8     483,452      14,921       100.0%
Eastern Massachusetts                             9     598,894      20,314        89.9%
New Jersey/Suburban Philadelphia                  6     346,919       6,251       100.0%
Southeast                                         5     259,414       3,718        73.8%(1)
Suburban Washington D.C.                         21   1,722,633      28,438        96.2%
Washington - Seattle                              5     439,964      16,159        99.2%
                                         ----------- -----------  ---------- --------------
Total                                            77   4,853,467  $  116,997        94.2%
                                         =========== ===========  ========== ==============

  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes occupancy at properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          9/30/03     9/30/02   % Change      9/30/03     9/30/02   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue                 $   29,760  $   29,527       0.8%   $   29,052  $   28,654      1.4%
Operating expenses           6,389       6,631      -3.6%        6,389       6,631     -3.6%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   23,371  $   22,896       2.1%   $   22,663  $   22,023      2.9%
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Nine Months Ended                   Nine Months Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          9/30/03     9/30/02   % Change      9/30/03     9/30/02   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue                 $   81,881  $   79,232       3.3%   $   80,034  $   76,955      4.0%
Operating expenses          17,703      16,512       7.2%       17,703      16,512      7.2%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   64,178  $   62,720       2.3%   $   62,331  $   60,443      3.1%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "Third Quarter Same Properties" for the Quarterly periods and "Nine Months Same Properties" for the Nine Month periods).

  Revenue less operating expenses computed under GAAP is total revenue associated with the Third Quarter Same Properties and the Nine Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Third Quarter Same Properties and the Nine Months Same Properties, as applicable, (excluding termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line adjustments for the quarter ended September 30, 2003 and 2002 for the Third Quarter Same Properties were $708,000 and $873,000, respectively. Straight-line rent adjustments for the nine months ended September 30, 2003 and 2002 for the Nine Months Same Properties were $1,847,000 and $2,277,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended September 30, 2003

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        37   326,054   $19.11      --        --          --         --
    GAAP Basis                        37   326,054   $18.50      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                        12   147,002   $18.90    $20.99    11.1%        $0.18     2.2 years
    GAAP Basis                        12   147,002   $17.63    $21.22    20.4%        $0.18     2.2 years
  Month-to-Month Leases In Effect
    Cash Basis                        14    62,006   $20.25    $20.35     0.5%         --         --
    GAAP Basis                        14    62,006   $20.25    $20.35     0.5%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         8    65,197     --      $24.12      --         $6.55    4.2 Years
    GAAP Basis                         8    65,197     --      $24.20      --         $6.55    4.2 Years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                        20   212,199     --      $21.95      --          --         --
    GAAP Basis                        20   212,199     --      $22.14      --          --         --
  Including Month-to-Month Leases
    Cash Basis                        34   274,205     --      $21.59      --          --         --
    GAAP Basis                        34   274,205     --      $21.73      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Nine Months Ended September 30, 2003

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        56   586,455   $21.87      --        --          --         --
    GAAP Basis                        56   586,455   $21.50      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                        23   282,600   $22.49    $21.82    -3.0%  (a)   $0.62     2.3 Years
    GAAP Basis                        23   282,600   $21.90    $22.78     4.0%  (a)   $0.62     2.3 Years
  Month-to-Month Leases In Effect
    Cash Basis                        14    62,006   $20.53    $20.35    -0.9%         --         --
    GAAP Basis                        14    62,006   $20.37    $20.35    -0.1%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                        26   161,568     --      $26.00      --         $4.11    4.1 Years
    GAAP Basis                        26   161,568     --      $26.22      --         $4.11    4.1 Years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                        49   444,168     --      $23.34      --          --         --
    GAAP Basis                        49   444,168     --      $24.03      --          --         --
  Including Month-to-Month Leases
    Cash Basis                        63   506,174     --      $22.98      --          --         --
    GAAP Basis                        63   506,174     --      $23.58      --          --         --
  Excluding a lease for 21,316 square feet in the San Francisco Bay market, rental rates for renewed or released space were on average 6.9% higher than expiring rates on a Cash Basis and 12.1% higher than expiring rates on a GAAP Basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
September 30, 2003

                         Square   Percentage of  Annualized Base
Year of   Number of    Footage of   Aggregate    Rent of Expiring
  Lease     Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2003           30 (1)  254,297            5.1%          $19.97
  2004           49      574,175           11.6%          $21.61
  2005           22      302,043            6.1%          $28.41
  2006           32      792,369           16.0%          $24.33
  2007           14      330,562            6.7%          $24.33

  Includes 17 month-to-month leases for approximately 62,000 square feet and leases expiring between October 1, 2003 and December 31, 2003.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
September 30, 2003

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	2Q04	45,000
Southeast	3Q04	96,000
Suburban Washington D.C.	4Q03	95,000
Suburban Washington D.C.	4Q04	76,000
Washington - Seattle	3Q04	165,000
Total		477,000

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
September 30, 2003

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property (1)	Redeveloped

California - San Francisco Bay	Various	153,837	31,612
California - San Francisco Bay	Various	98,964	21,316
California - San Francisco Bay	3Q04	32,074	9,497
Eastern Massachusetts	4Q03	40,000	40,000
Eastern Massachusetts	2Q04	96,150	96,150
Eastern Massachusetts	4Q04	51,340	51,340
Southeast	Various	119,916	50,519
Suburban Washington D.C.	Various	131,415	67,709
Washington - Seattle	TBD	46,303	22,244
Total		769,999	390,387 (2)

  Average occupancy for properties under full or partial redevelopment as of September 30, 2003 was approximately 49.3% and is not included in the occupancy of the operating portfolio.
  The Company's redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to the portion undergoing redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Nine Months Ended September 30, 2003
(Dollars in thousands)

Property-related capital expenditures (1)	$ 1,201
Leasing costs (2)	$ 539
Property-related redevelopment costs (3)	$ 29,321
Property-related development costs	$ 31,902
Purchase of property under development	$ 36,332
Purchase of rental property (4)	$ 7,089

  Property-related capital expenditures include all capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures or costs related to the redevelopment of a property. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 88% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.
  Includes certain capital expenditures recoverable from tenants.
  Purchase amount includes the assumption of a secured note payable of approximately $3,384,000.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Third Quarter Ended September 30, 2003

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the third quarter ended September 30, 2003:

Date: November 6, 2003

Time: 1:00 P.M. Eastern Standard Time

Phone Number: (913) 981-5510

Confirmation Code: 661283